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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 18, 2010

Hanger Orthopedic Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 777-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

        Hanger Orthopedic Group, Inc. (the "Company") has issued $200 million aggregate principal amount of its 7 1/8% Senior Notes due 2018 (the "Notes") which are guaranteed (the "Guarantees" and together with the Notes, the "Securities") by all of the Company's domestic subsidiaries (the "Guarantors"). The Securities were offered and sold in private placements to qualified institutional buyers in the United States in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended.

        The Company is filing revised historical financial statements as exhibits to this Current Report on Form 8-K to include, in each case, a footnote regarding the Company, the Guarantees and the Company's subsidiaries other than the Guarantors in accordance with Rule 3-10 of Regulation S-X. The footnote has been added to the:

  •
  Notes to Consolidated Financial Statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009, which are filed as Exhibit 99.1 hereto; and

  •
  Notes to Consolidated Financial Statements as of September 30, 2010 and December 31, 2009 and for the nine months ended September 30, 2010 and 2009, which are filed as Exhibit 99.2 hereto.

Item 9.01.    Financial Statements and Exhibits.

  (a)
  Not applicable.

  (b)
  Not applicable.

  (c)
  Not applicable.

  (d)
  Exhibits.    The following exhibits are filed herewith:

Exhibit	Document
23.1	Consent of PricewaterhouseCoopers, LLP
99.1	Consolidated Financial Statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009.
99.2	Consolidated Financial Statements as of September 30, 2010 and December 31, 2009 and for the nine months ended September 30, 2010 and 2009.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.
By:	/s/ THOMAS E. HARTMAN Thomas E. Hartman Vice President and General Counsel
Dated: November 18, 2010

HANGER ORTHOPEDIC GROUP, INC.

Exhibit Index to Current Report on Form 8-K
Dated November 18, 2010

Exhibit Number
23.1	Consent of PricewaterhouseCoopers, LLP
99.1	Consolidated Financial Statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009.
99.2	Consolidated Financial Statements as of September 30, 2010 and December 31, 2009 and for the nine months ended September 30, 2010 and 2009.

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  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES